As filed with the Securities and Exchange Commission on September 5, 2024.

Registration No. 333-279719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1
ON FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ZURA BIO LIMITED

(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	98-172573
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Tel: (702) 825-9872

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert Lisicki

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Tel: (702) 825-9872

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Divakar Gupta

Sarah Sellers

Brandon Fenn

Cooley LLP

55 Hudson Yards

New York, NY 10001

Tel: (212) 479-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 24, 2024, Zura Bio Limited (the “Registrant”), filed a Registration Statement on Form S-1 (Registration No. 333-279719), which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on June 3, 2024 (the “Registration Statement”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed by the Registrant to (i) convert the Registration Statement into a registration statement on Form S-3 (the “Post-Effective Amendment”) and (ii) update certain information regarding the securities being offered pursuant to the prospectus contained herein.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2024

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

ZURA BIO LIMITED

Resale of Up To 41,596,750 Class A Ordinary Shares

This prospectus relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of up to an aggregate of 41,596,750 Class A ordinary shares of Zura Bio Limited (“we” or “Zura”), a Cayman Islands exempted company, par value $0.0001 per share (“Class A Ordinary Shares”), which consists of (i) 20,090,128 Class A Ordinary Shares issued by Zura at the closing of our private placement on April 22, 2024, (ii) 16,102,348 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Class A Ordinary Shares (“2024 Pre-Funded Warrants”) issued by Zura at the closing of our private placement on April 22, 2024 and (iii) 5,404,274 Class A Ordinary Shares registrable by Zura pursuant to that certain Amended and Restated Registration Rights Agreement, dated March 20, 2023 by and among Zura, JATT Ventures, L.P., a Cayman Islands exempted limited partnership (the “Sponsor”) and other signatories party thereto (the “A&R Registration Rights Agreement”) granting such holders registration rights with respect to such shares. The Class A Ordinary Shares held by the Selling Securityholders and underlying the 2024 Pre-Funded Warrants held by the Selling Securityholders and registered by this prospectus are referred to herein as the “Registrable Securities.”

While we will not receive any proceeds from the sale of the Registrable Securities by the Selling Securityholders, we will receive proceeds from the exercise of any 2024 Pre-Funded Warrants for cash.

Additional details regarding the securities to which this prospectus relates and the Selling Securityholders is set forth in this prospectus under “Information Related to Offered Securities” and “Selling Securityholders.”

We are registering the offer and sale by the Selling Securityholders of the Registrable Securities to satisfy certain registration rights granted in favor of the Selling Securityholders. Our registration of the Registrable Securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Registrable Securities. The Selling Securityholders or their permitted transferees may offer, sell or distribute all or a portion of the Registrable Securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information about how the Selling Securityholders may sell the Registrable Securities. We will pay certain offering fees and expenses and fees in connection with the registration of the Registrable Securities and will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholders. See the section of this prospectus titled “Use of Proceeds” for more information. The Selling Securityholders will pay any discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the Registrable Securities.

Sales of the Registrable Securities by the Selling Securityholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Securityholders may sell Registrable Securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders, the purchasers of the Registrable Securities, or both.

The sale of the Registrable Securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Our Class A Ordinary Shares are currently listed on NASDAQ Stock Market (“Nasdaq”) under the symbol “ZURA”. On September 4, 2024, the last reported sales price of our  Class A Ordinary Shares was $3.95 per share.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 13 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein and therein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024.

You should rely only on the information contained in this prospectus, information incorporated by reference into this prospectus, any applicable prospectus or in any related free writing prospectus filed with the Securities and Exchange Commission (“SEC”). Neither we nor the Selling Securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the Selling Securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the Class A Ordinary Shares described in this prospectus in one or more offerings from time to time through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Securityholders. This prospectus also relates to the issuance by us of Class A Ordinary Shares issuable upon the exercise of any 2024 Pre-Funded Warrants. We will not receive any proceeds from the sale of Class A Ordinary Shares underlying the 2024 Pre-Funded Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the 2024 Pre-Funded Warrants for cash.

A prospectus supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

On March 20, 2023 (the “Closing Date”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Legacy Zura, JATT, Merger Sub, Merger Sub 2, and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).

Pursuant to the Business Combination Agreement, (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT (the “Merger”); (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT (the “Subsequent Merger” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”); and (iii) JATT changed its name to “Zura Bio Limited.”

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

MARKET AND INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus.

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” or the “Company” refer to Zura Bio Limited, a Cayman Islands exempted company, formerly known, prior to the Business Combination, as JATT Acquisition Corp.), or its affiliates.

In this document:

•	“2022 Lilly License” means that certain License, Development and Commercialization Agreement, dated as of December 8, 2022, by and between Eli Lilly and Company and Z33 Bio Inc.

•	“2023 Lilly License” means that certain License, Development and Commercialization Agreement, dated as of April 26, 2023, by and between Eli Lilly and Company and ZB17 LLC.

•	“2023 Pre-Funded Warrant” means the 3,782,000 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Class A Ordinary Shares.

•	“2024 Pre-Funded Warrant” means the 16,102,348 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Class A Ordinary Shares.

•	“April 2023 Private Placement” means that certain private placement made to certain accredited investors, which closed in two tranches on May 1, 2023 and June 5, 2023.

•	“April 2024 Private Placement” means that certain private placement made to certain institutional and other accredited investors, which closed on April 22, 2024.

•	“A&R Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated March 20, 2023, by and among Zura, the Sponsor and other signatories party thereto.

•	“Business Combination” means the mergers and other transactions contemplated by the Business Combination Agreement.

•	“Business Combination Agreement” means that certain Business Combination Agreement, dated as of June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among JATT, Merger Sub, Merger Sub 2, Holdco and Legacy Zura, as may be amended or restated from time to time.

•	“Cayman Islands Companies Act” means the Companies Act (Revised) of the Cayman Islands.

•	“Closing” means the closing of the Business Combination.

•	“Closing Date” means March 20, 2023, the date of the consummation of the Business Combination.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Forward Purchase Agreements” or “FPA” means those certain Amended and Restated Forward Purchase Agreements, by and between Athanor Master Fund, LP and Athanor International Master Fund, LP and JATT, dated August 5, 2021 and as amended and restated on January 27, 2022 and further amended on March 8, 2023.

•	“Founder Shares” means Class B ordinary shares of JATT held by our Initial Shareholders (including their permitted transferees) and the Class A Ordinary Shares issued upon the conversion thereof.

•	“FPA Investors” means those two accredited investors that are parties to the Forward Purchase Agreements.

•	“Holdco” means Zura Bio Holdings Ltd., a Cayman Islands exempted company.

•	“Holdco Options” means the outstanding options to purchase Holdco Ordinary Shares, which were exchanged for Zura Options upon Closing.

•	“Holdco Ordinary Shares” means ordinary shares of Holdco, par value $0.001 per share.

•	“Initial Shareholders” means the Sponsor and any other holders of Founder Shares (or their permitted transferees).

•	“IPO” refers to JATT’s initial public offering consummated on July 13, 2021.

•	“JATT” means JATT Acquisition Corp, a Cayman Islands exempted company.

•	“JATT Class A Ordinary Share” means a Class A ordinary share, par value $0.0001 per share, of JATT.

•	“JATT Class B Ordinary Share” means a Class B ordinary share, par value $0.0001 per share, of JATT.

•	“Legacy Zura Ordinary Shares” means ordinary shares of Legacy Zura, par value £0.001 per share, prior to the Closing.

•	“Lilly” means Eli Lilly and Company.

•	“MAA” means the Second Amended and Restated Memorandum and Articles of Association of Zura.

•	“Merger Sub” means JATT Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of JATT.

•	“Merger Sub 2” means JATT Merger Sub 2, a Cayman Islands exempted company and wholly- owned subsidiary of JATT.

•	“Ordinary Shares” means the JATT Class A Ordinary Shares and JATT Class B Ordinary Shares prior to the Business Combination, and the Zura Class A Ordinary Shares after the Business Combination.

•	“Pre-Funded Warrants” means the 2024 Pre-Funded Warrant and the 2023 Pre-Funded Warrant.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“Selling Securityholders” means the persons listed in the tables in the section titled “Selling Securityholders.”

•	“Sponsor” means JATT Ventures, L.P., a Cayman Islands exempted limited partnership.

•	“Sponsor Forfeiture Agreement” means the forfeiture agreement between the Sponsor, JATT and Zura, dated as of June 16, 2022.

•	“Zura” means Zura Bio Limited, an exempted company incorporated under the laws of the Cayman Islands (formerly known as JATT Acquisition Corp).

•	“Zura Board” or “Board of Directors” means the board of directors of Zura.

•	“Zura Class A Ordinary Shares” or “Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Zura, following the effectiveness of the MAA in connection with the Closing.

•	“Zura Options” means the options issued at Closing upon the exchange of Holdco Options.

Unless specified otherwise, amounts in this registration statement are presented in United States (“U.S.”) dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding our financial position, business strategy, our objectives, plans, expectations and assumptions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company and its management thereof and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our expectations regarding our product candidates and their related benefits, and our beliefs regarding competing product candidates and products both in development and approved, may not be achieved;

•	our vision and strategy may not be successful;

•	the timing of key events and initiation of our studies and release of clinical data may take longer than anticipated or may not be achieved at all;

•	expectations regarding the potential general acceptability and maintenance of our product candidates by regulatory authorities, payors, physicians, and patients may not be achieved;

•	we may be unable to attract and retain key personnel;

•	expectations with respect to our future operating expenses, capital requirements and needs for additional financing may not be achieved;

•	we have not completed any clinical trials, and have no products approved for commercial sale;

•	we have incurred significant losses since inception, and expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

•	we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of its development programs or future commercialization efforts;

•	we may be unable to renew existing contracts or enter into new contracts;

•	we rely on third-party contract development manufacturing organizations for the manufacture of clinical materials;

•	we rely on contract research organizations, clinical trial sites, and other third parties to conduct our preclinical studies and clinical trials;

•	we may be unable to obtain regulatory approval for our product candidates, and there may be related restrictions or limitations of any approved products;

•	we may be unable to successfully respond to general economic and geopolitical conditions;

•	we may be unable to effectively manage growth;

•	we face competitive pressures from other companies worldwide;

•	we may be unable to adequately protect our intellectual property rights;

•	our expectations regarding the use of proceeds from offerings of our securities under this prospectus; and

•	other factors set forth in documents filed, or to be filed, with the SEC.

Additional discussion of the risks, uncertainties and other factors described above, as well as other risks material to our business, can be found in the section titled “Risk Factors” contained elsewhere in this prospectus and in any applicable prospectus supplement, any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other transactions we may execute.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on our forward-looking statements. Forward-looking statements, reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our Class A Ordinary Shares, you should carefully read this entire prospectus, including the information under “Risk Factors” contained in this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and exhibits to the Registration Statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to “Zura,” “Company,” “we,” “us,” “our” and similar terms prior are intended to refer to Zura Bio Limited and its consolidated subsidiaries, and references in this prospectus to the “Board of Directors” or “Zura Board” are intended to refer to the board of directors of Zura Bio Limited.

Overview

Zura Bio Limited, formerly known as JATT Acquisition Corp., is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. With its experienced leadership team, Zura aims to become a leader in the autoimmune and inflammatory field.

We are currently developing three clinical-stage product candidates to address indications with high unmet needs and significant commercial opportunity.

•	Tibulizumab (ZB-106) is an IgG-scFv bispecific dual-antagonist antibody engineered by the fusion of elements of TALTZ® (ixekizumab) and tabalumab that neutralizes IL-17A and BAFF. These cytokines play pivotal roles in various inflammatory and autoimmune disorders. By targeting IL-17A and BAFF, tibulizumab demonstrates potential in mitigating chronic inflammation while preserving immune system integrity. Three Phase 1/1b clinical studies have been completed with tibulizumab to date, including in participants with rheumatoid arthritis and Sjögren’s syndrome.

•	Crebankitug (ZB-168) is a fully human, high affinity monoclonal antibody that binds and neutralizes the IL-7 receptor chain (IL-7R) alpha. IL-7Rα sits at the nexus of two key immune pathways, IL-7 and thymic stromal lymphopoietin (TSLP), thus IL-7Rα has the potential to block activation through either of these pathways. As a result, we believe crebankitug could be therapeutically relevant in a broad set of indications where the IL-7 or TSLP pathways may be involved. Three Phase 1/1b clinical studies have been conducted to date. There are additional IL-7Rα inhibitors under development for conditions like alopecia areata, atopic dermatitis, and ulcerative colitis. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for crebankitug.

•	Torudokimab (ZB-880) is a fully human, high affinity monoclonal antibody that neutralizes IL-33, preventing ST2-dependent and ST2-independent (e.g., RAGE) inflammation. The IL-33/ST2 axis stands as a validated therapeutic target for conditions such as chronic obstructive pulmonary disease (COPD) and asthma. Three Phase 1/2 clinical studies have been conducted to date. We are actively assessing the competitive landscape and evaluating potential therapeutic indications to guide our future development efforts for torudokimab.

The Business Combination

We were originally known as JATT Acquisition Corp. On the Closing Date, Legacy Zura, JATT, Merger Sub, Merger Sub 2, and Holdco consummated the closing of the transactions contemplated by the Business Combination Agreement following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).

On the Closing Date, we consummated the previously-announced Business Combination Agreement, by and among Legacy Zura, JATT, Merger Sub, Merger Sub 2 and Holdco, following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023.

The Business Combination generated approximately $56.7 million in net proceeds. On March 21, 2023, the Company’s Class A Ordinary Shares began trading on the Nasdaq under the symbol “ZURA”.

April 2024 Private Placement

On April 18, 2024, we entered into subscription agreements (the “April 2024 Investor Agreements”) with certain institutional and other accredited investors (the “Investors”), whereby we issued 18,732,301 Class A Ordinary Shares and pre-funded warrants (the “2024 Pre-Funded Warrants”) to purchase up to 16,102,348 Class A Ordinary Shares. Each Class A Ordinary Share was sold at a price of $3.108 per Class A Ordinary Share and each 2024 Pre-Funded Warrant was sold at a price of $3.107 per 2024 Pre-Funded Warrant for an aggregate purchase price of $108.3 million.

On April 18, 2024, we also entered into subscription agreements (together with the April 2024 Investor Agreements, the “April 2024 Private Placement”) with certain of our officers, directors and entities affiliated with our officers and directors (together with the Investors, the “2024 Subscribers”), whereby we issued 1,357,827 Class A Ordinary Shares at a purchase price of $3.13 per Class A Ordinary Share for an aggregate purchase price of $4.2 million.

The April 2024 Private Placement closed on April 22, 2024, from which we received total gross proceeds of approximately $112.5 million, resulting in net proceeds of $105.3 million after deducting placement agent fees and offering expenses payable by us.

The 2024 Pre-Funded Warrants have a per share exercise price of $0.001, subject to proportional adjustments in the event of share splits or combinations or similar events. The 2024 Pre-Funded Warrants will not expire until exercised in full. The 2024 Pre-Funded Warrants may not be exercised if the aggregate number of Class A Ordinary Shares beneficially owned by the applicable Investor or any of such Investor’s affiliates and any other persons whose beneficial ownership of Class A Ordinary Shares would or could be aggregated with the Investor’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) thereof immediately following such exercise would exceed 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the 2024 Pre-Funded Warrant; provided, however, that an Investor may increase or decrease the beneficial ownership limitation by giving 61 days’ notice us, but not to any percentage in excess of 19.99%.

Under the terms of the 2024 Subscription Agreements, we agreed to prepare and file, within 35 days after the Closing (the “Filing Deadline”), one or more registration statements (each a “Registration Statement”) with the SEC to register for resale the Registrable Securities, and to cause the applicable Registration Statement(s) to become effective within a specified period after the Filing Deadline (the “Effectiveness Deadline”). We also agreed to use our best efforts to keep such Registration Statement(s) effective until the earlier of (i) the date all Registrable Securities held by or issuable to a Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all Registrable Securities have actually been sold pursuant to Rule 144 or pursuant to the Registration Statement and (iii) the date which is two years from the date that the initial Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2024 Subscription Agreements), if applicable).

In the event a Registration Statement has not been filed by the Filing Deadline or has not been declared effective by the SEC by the Effectiveness Deadline, subject to certain limited exceptions, we agreed to make pro rata payments to each Subscriber as liquidated damages in an amount equal to 1.0% of each 2024 Subscriber’s Pro Rata Interest (as defined in the Subscription Agreements) in the Aggregate Subscription Amount (as defined in the 2024 Subscription Agreements) on the initial day of a Maintenance Failure (as defined in the 2024 Subscription Agreement), and on every 30th day (prorated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured, subject to certain caps set forth in the 2024 Subscription Agreements.

The Registration Statement of which this prospectus forms a part is being filed in part to satisfy such requirements of the 2024 Subscription Agreements.

The 2024 Subscription Agreements entered into with certain of our officers, directors and their affiliates are substantially similar to the Investor Agreements, except with respect to the purchase price for the Class A Ordinary Shares, which was $3.13.

A&R Registration Rights Agreement

On March 20, 2023, in connection with and effective upon the consummation of the Business Combination, Zura, the Sponsor and certain other parties entered into the A&R Registration Rights Agreement at the Closing, pursuant to which they agreed to register for resale certain Class A Ordinary Shares and other equity securities that are held by parties thereto from time to time. The A&R Registration Rights Agreement includes demand and piggyback registration rights. See the section titled “Description of Securities– A&R Registration Rights Agreement.”

The Registration Statement of which this prospectus forms a part is being filed in part to satisfy such requirements of the A&R Registration Rights Agreement.

Stock Exchange Listing

Zura’s Class A Ordinary Shares are currently listed on Nasdaq under the symbol “ZURA”.

Corporate Information

Our principal executive offices are located at Zura’s principal executive offices are located at 1489 W. Warm Springs Road, #110, Henderson, Nevada and our telephone number is (702) 825-9872. Our corporate website address is www.zurabio.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

We will remain as an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of JATT’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.235 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

The Offering

Issuer	Zura Bio Limited

Class A Ordinary Shares offered by the Selling Securityholders	(i) 20,090,128 Class A Ordinary Shares, (ii) 16,102,348 Class A Ordinary Shares issuable upon the exercise of the 2024 Pre-Funded Warrants held by certain Selling Securityholders and (iii) 5,404,274 Class A Ordinary Shares registrable by Zura pursuant to the A&R Registration Rights Agreement.

Terms of the offering	Each Selling Securityholder will determine when and how it will sell the Class A Ordinary Shares offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the sale of the Registrable Securities covered by this prospectus. We could receive up to an aggregate of $16,102 if all of the 2024 Pre-Funded Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the 2024 Pre-Funded Warrants, if any, for general corporate purposes. See “Use of Proceeds.”

Nasdaq Ticker Symbol	Our Class A Ordinary Shares are currently listed on Nasdaq under the symbol “ZURA”.

Risk Factors	Any investment in the Class A Ordinary Shares offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. In addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition or operating results could decline due to any of these risks and, as a result, you may lose all or part of your investment. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial.

USE OF PROCEEDS

All of the Class A Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.

We could receive up to an aggregate of $16,102 if all of the 2024 Pre-Funded Warrants are exercised for cash. The 2024 Pre-Funded Warrants are also exercisable on a net exercise cashless basis. If the 2024 Pre-Funded Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable Selling Securityholder upon any such exercise. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus. We expect to use the net proceeds from the exercise of the 2024 Pre-Funded Warrants, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of any 2024 Pre-Funded Warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of Class A Ordinary Shares to be sold by the Selling Securityholders pursuant to this prospectus. Other than registration related expenses, the Selling Securityholders will bear their own broker or similar commissions payable with respect to any sales of their Class A Ordinary Shares.

SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of the Class A Ordinary Shares being offered for resale by this prospectus, which consist of:

•	Up to 20,090,128 Class A Ordinary Shares issued in the April 2024 Private Placement;

•	Up to 16,102,348 Class A Ordinary Shares underlying 2024 Pre-Funded Warrants issuable upon exercise of 2024 Pre-Funded Warrants issued in the April 2024 Private Placement; and

•	Up to 5,404,274 Class A Ordinary Shares registered pursuant to the A&R Registration Rights Agreement.

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Ordinary Shares other than through a public sale.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of the Class A Ordinary Shares by each of the Selling Securityholders. This information has been obtained from the Selling Securityholders or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the number of Class A Ordinary Shares beneficially owned by each Selling Securityholder, based on its ownership of Class A Ordinary Shares and warrants, as of April 22, 2024, assuming exercise of any warrants, including the 2024 Pre-Funded Warrants, held by the Selling Securityholders on that date, without regard to any limitations on exercises, unless otherwise indicated. The information in the second and fifth columns do not reflect the exchange of all of the Company’s outstanding public warrants and private placement warrants that were issued in connection with the Company’s initial public offering to purchase Class A Ordinary Shares pursuant to the exchange offer and consent solicitation on July 12, 2024. Under the terms of the 2024 Pre-Funded Warrants, a Selling Securityholder may not exercise the 2024 Pre-Funded Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Class A Ordinary Shares which would exceed a specified beneficial ownership limitation, as applicable to each holder, of the number of Class A Ordinary Shares outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of Class A Ordinary Shares to be issued upon the applicable exercise of such 2024 Pre-Funded Warrant). The number of Class A Ordinary Shares in the second and fifth columns do not reflect this limitation, unless otherwise indicated below.

The applicable percentage ownership of Class A Ordinary Shares in the second and fifth columns is based on approximately 63,774,183 Class A Ordinary Shares outstanding as of August 29, 2024 (prior to exercise of any outstanding warrants). Information with respect to Class A Ordinary Shares owned beneficially after the offering assumes the sale of all of the Class A Ordinary Shares. The Selling Securityholders may offer and sell some, all or none of their Class A Ordinary Shares, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all Class A Ordinary Shares and 2024 Pre-Funded Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares.

	Before Offering			After Offering
		Percentage of	Maximum		Percentage of
		Shares	Number of	Number	Shares
	Number Beneficially	Beneficially	Shares	Beneficially	Beneficially
Selling Securityholders	Owned(1)	Owned	Offered	Owned(2)	Owned
AI Biotechnology LLC(3)	14,199,071	19.2%	8,046,346	6,152,725	9.7%
Entities affiliated with Venrock Healthcare Capital Partners(4)	8,044,408	12.2%	8,044,408	—	—
Entities affiliated with Baker Bros. Advisors LP(5)	4,827,808	7.0%	4,827,808	—	—
Point72 Associates, LLC(6)	2,413,127	3.8%	2,413,127	—	—
Entities affiliated with Deep Track Capital, L.P.(7)	6,216,327	9.3%	2,011,327	4,205,000	6.4%
Entities affiliated with Great Point Partners LLC(8)	4,766,529	7.5%	2,010,939	2,755,590	4.3%
Averill Master Fund, Ltd.(9)	4,860,939	7.6%	2,010,939	2,850,000	4.5%
Allostery Master Fund LP(10)	1,797,266	2.8%	1,126,126	671,140	1.1%
Armistice Capital, LLC(11)	2,648,000	4.2%	1,126,126	1,521,874	2.4%
RA Capital Healthcare Fund, L.P.(12)	3,217,503	5.1%	3,217,503	—	—
Entity affiliated with Someit Sidhu(13)	9,434,070	5.7%	1,186,901	8,247,169	12.2%
Kiran Nistala(14)	3,195	*	3,195	—	—
Amit Munshi(15)	1,532,389	2.4%	159,744	1,372,645	2.2%
Entity affiliated with Michael Howell(16)	100,137	*	7,987	92,150	*
Hana Immunotherapeutics LLC(17)	5,404,274	8.5%	5,404,274	—	—
Total	69,465,043	79.2%	41,596,750	27,868,293	38.9%

*	Percentage not listed if less than 1%.

(1)	Unless indicated otherwise, the Selling Securityholder’s address is the Company’s address, which is 1489 W. Warm Springs Road, Suite 110, Henderson, NV 89014.

(2)	Assumes sale of all Ordinary Shares covered by this prospectus and no further acquisitions of Class A Ordinary Shares by the Selling Securityholder.

(3)	Includes (i) 4,052,725 Class A Ordinary Shares and (ii) 10,146,346 Class A Ordinary Shares that may be acquired through the exercise of pre-funded warrants (the “AI PFWs”), of which 2,530,000 are currently exercisable. The AI PFWs may not be exercised if the aggregate number of Class A Ordinary Shares beneficially owned by the holder thereof immediately following such exercise would exceed 9.99% of the outstanding Class A Ordinary Shares, as calculated under Rule 13d-3 of the Securities Exchange Act of 1934, as amended; provided, however, that AI Biotechnology LLC (“AI Biotechnology”) may increase or decrease the foregoing beneficial ownership limitation by giving notice to the Company (such notice not to be effective until the sixty-first day after the notice is delivered to the Company), but not to exceed any percentage in excess of 19.99% (the “Beneficial Ownership Blocker”). The securities are held directly by AI Biotechnology and may be deemed to be beneficially owned by Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Len Blavatnik because (i) Mr. Blavatnik controls AIM and AIH, (ii) AIM controls AIH, and (iii) AIH owns all of the voting units of AI Biotechnology. Each of AIH, AIM and Mr. Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities. The address of each of these persons and entities is 40 West 57th Street, 28th Floor, New York, NY 10019.

(4)	Consists of (i) 4,579,413 Class A Ordinary Shares and 1,536,750 2024 Pre-Funded Warrants (the “VHCP PFWs”), of which, 237,594 are currently exercisable, held of record by Venrock Healthcare Capital Partners EG, L.P., (ii) 1,312,448 Class A Ordinary Shares and 440,429 2024 Pre-Funded Warrants (the “VHCP III PFWs”), of which, 68,094 are currently exercisable, held of record by Venrock Healthcare Capital Partners III, L.P. and (iii) 131,305 Class A Ordinary Shares and 44,063 2024 Pre-Funded Warrants (VHCP Co-III PFWs” and together with the VHCP PFWs and VHCP III PFWs, the “Venrock PFWs”), of which, 6,812 are currently exercisable, held of record by VHCP Co-Investment Holdings III, LLC. Under the terms of the Venrock PFWs, the Company may not effect the exercise of any such Venrock PFWs, and a holder will not be entitled to exercise any portion of such Venrock PFWs, if, upon giving effect to such exercise, the aggregate number of Class A Ordinary Shares beneficially owned by the holder (together with its affiliates and other attribution parties) would exceed 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise. VHCP Management III, LLC (“VHCPM”) is the sole general partner of Venrock Healthcare Capital Partners III, L.P. and the sole manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of Venrock Healthcare Capital Partners EG, L.P. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM and VHCPM EG. The address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(5)	Consists of (i) 412,053 Class A Ordinary Shares issuable pursuant to 412,053 2024 Pre-Funded Warrants (the “667 PFWs”) held of record by 667, L.P. and (ii) 4,415,755 Class A Ordinary Shares issuable pursuant to 4,415,755 2024 Pre-Funded Warrants (the “BB PFWs” and together with the 667 PFWs, the “Baker Bros PFWs”) held of record by Baker Brothers Life Sciences, L.P. Under the terms of the Baker Bros. PFWs, the Company may not effect the exercise of any such Baker Bros. PFWs, and a holder will not be entitled to exercise any portion of such Baker Bros. PFWs, if, upon giving effect to such exercise, the aggregate number of Class A Ordinary Shares beneficially owned by the holder (together with its affiliates and other attribution parties) would exceed 4.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise. 667, L.P. and Baker Brothers Life Sciences, L.P. are direct holders and under the advisement of Baker Bros. Advisors LP. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix. J. Baker are managing members of Baker Bros. Advisors (GP) LLC. The Selling Securityholder’s address is 860 Washington Street, 3rd Floor, New York, NY 10014.

(6)	Consists of 2,413,127 Class A Ordinary shares. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities directly held by Point72 Associates, LLC reflected herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities. The Selling Securityholder’s address is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford, CT 06902.

(7)	Consists of (i) 3,327,375 Class A Ordinary Shares and (ii) 2,888,952 Class A Ordinary Shares that may be acquired through the exercise of Pre-Funded Warrants held of record by Deep Track Biotechnology Master Fund, Ltd. Deep Track Capital, LP (the “Investment Manager”) is the Investment Manager of Deep Track Biotechnology Master Fund, Ltd. Deep Track Capital GP, LLC (the “General Partner”) is the General Partner of the Investment Manager. David Kroin is the managing member of the General Partner. The Company shall not effect the exercise of any portion of the PFWs, and the holder shall not have the right to exercise any portion of the PFWs, pursuant to the terms and conditions of the PFWs, to the extent that after giving effect to such exercise, the holder collectively would beneficially own in excess of 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. Includes (i) 3,327,375 Class A Ordinary Shares and (ii) 2,888,952 Class A Ordinary Shares that may be acquired through the exercise of pre-funded warrants. The Selling Securityholder’s address is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

(8)	Consists of (i) 2,631,123 Class A Ordinary Shares held by Biomedical Value Fund, L.P. (“BVF”), (ii) 1,811,283 Class A Ordinary Shares held by Biomedical Offshore Value Fund, Ltd. (“BOVF”) and (iii) 324,123 Class A Ordinary Shares held by Cheyne Select Master Fund ICAV - Cheyne Global Equity Fund (“CGEF” and together with BVF and BOVF, the “GPP Entities”). Great Point Partners LLC (“GPP LLC”) is the investment manager of BVF and BOVF, and the Sub-Advisor to CGEF, and by virtue of such status may be deemed to be the beneficial owner of the shares held by these entities. Each of Dr. Jay, as Senior Managing Member of Great Point, and Mr. Yehudai, as Managing Director of Great Point, has voting and investment power with respect to the shares held by the GPP Entities, and therefore may be deemed to be the beneficial owner of the shares held by the GPP Entities. Notwithstanding the above, Great Point, Dr. Jay and Mr. Yehudai disclaim beneficial ownership of the shares held by the GPP Entities, except to the extent of their respective pecuniary interests. The GPP Entities’ address is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(9)	Includes 4,860,939 Class A Ordinary Shares. Suvretta Capital Management, LLC (“Suvretta Capital”) is the investment manager of the Selling Securityholder. Aaron Cowen is a control person of Suvretta Capital and as such may be deemed to beneficially own these shares. The address of the principal business office of the Selling Securityholder, Suvretta Capital and Aaron Cowen is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(10)	Consists of 1,797,266 Class A Ordinary Shares. The Selling Securityholder’s address is c/o Maples Corporate Services Limited, P.O. Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands.

(11)	Consists of 2,648,000 Class A Ordinary Shares. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Selling Securityholder’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(12)	Consists of 3,217,503 Class A Ordinary Shares held of record by RA Capital Healthcare Fund, L.P. (the “Fund”). The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of the Issuer held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the Company’s Class A Ordinary Shares. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Securities Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Securities Act, of any securities of the Issuer beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities reported in this Schedule 13G other than for the purpose of determining their obligations under Section 13(d) of the Securities Act, and the filing of this Schedule 13G shall not be deemed an admission that either RA Capital, Dr. Kolchinsky, or Mr. Shah is the beneficial owner of such securities for any other purpose. The Selling Securityholder’s address is c/o RA Capital Management, L.P., 200 Berkeley Street 18th Floor, Boston, MA 02116.

(13)	Consists of (i) 2,137,146 Class A Ordinary Shares held directly by Dr. Sidhu, (ii) 568,749 Class A Ordinary Shares issuable pursuant to options exercisable within 60 days of May 9, 2024 held of record by Dr. Sidhu, (iii) 1,750,000 Class A Ordinary Shares which can be issued upon the exercise of 1,750,000 Public Warrants held by Dr. Sidhu, (iv) 656,573 Class A Ordinary Shares which can be issued upon exercise of 656,573 Private Placement Warrants held by Dr. Sidhu, (v) 1,186,901 Class A Ordinary Shares held by Pegasus LLC, (vi) 351,000 Class A Ordinary Shares held by the Sponsor and (vii) 2,783,701 Class A Ordinary Shares which can be issued upon exercise of 2,783,701 Private Placement Warrants held by the Sponsor. Mr. Sidhu is the sole member and beneficial owner of Pegasus LLC and the sole director and sole partner of the Sponsor and has voting and investment discretion with respect to the Class A Ordinary Shares held by each of these entities.

(14)	Consists of 3,195 Class A Ordinary Shares. Mr. Nistala is the Executive Vice President Development and Chief Medical Officer of the Company.

(15)	Consists of 1,532,389 Class A Ordinary Shares. Mr. Munshi is the Chairman of the Board of Directors of the Company

(16)	Consists of (i) 7,987 Class A Ordinary Shares held of record by Mountaineer Biosciences, Inc. (“Mountaineer”), (ii) 55,608 Class A Ordinary Shares underlying options exercisable and RSUs that have vested as of May 9, 2024 held by Mr. Howell and (iii) 36,542 Class A Ordinary Shares issuable pursuant to options exercisable and RSUs that vest within 60 days of May 9, 2024 held by Mr. Howell. Michael Howell is the Chief Scientific Officer for Zura Bio Limited and the President of Mountaineer Biosciences, Inc. (“Mountaineer”). Mr. Howell is the President and Co-Founder of Mountaineer and, as such, has the power to vote and dispose of the Class A Ordinary Shares held by Mountaineer. Mr. Howell disclaims beneficial ownership in the Mountaineer securities except to the extent of his pecuniary interest therein.

(17)	Consists of 5,404,274 Class A Ordinary Shares, which are held of record by Hana Immunotherapeutics LLC (“Hana”). Mr. Kim is the controlling shareholder of Hana. Chris Kim has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Hana. The business address of each of Hana and Mr. Kim is 2064 Christie St., Fullerton, CA 92833. Hana acquired these shares as consideration pursuant to that certain Business Combination Agreement originally dated June 16, 2022, by and among Legacy Zura, JATT, JATT Merger Sub, JATT Merger Sub 2 and Zura. Hana received the reported shares for its shares in Legacy Zura at the Exchange Ratio, as defined in the Business Combination Agreement, upon the closing of the Business Combination.

DESCRIPTION OF SECURITIES

General

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” “the Company” or “Zura” refer to Zura Bio Limited following the consummation of the Business Combination.

We are a company incorporated in the Cayman Islands as an exempted company and our affairs are governed by the MAA, the Cayman Islands Companies Act and the common law of the Cayman Islands. Pursuant to the MAA, our authorized share capital is $30,100 divided into 300,000,000 Zura Class A Ordinary Shares of a par value of $0.0001 each, no Class B Ordinary Shares of a par value of $0.0001 each, and 1,000,000 preference shares of a par value of $0.0001 each. The following description summarizes certain terms of our shares as set out more particularly in the MAA. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

As of August 29, 2024, we have 63,774,183 Class A Ordinary Shares outstanding. Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.

The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares eligible to vote for the appointment of directors and voting at the applicable meeting can appoint all of the directors. Subject to the rights of any holders of preference shares to appoint directors, the number of directors that shall constitute the Zura Board shall be as determined from time to time exclusively by the Zura Board.

Directors may only be removed for cause by a majority of the other directors then in office or by the affirmative vote of at least two-thirds (662∕3%) of the voting power of all then-outstanding shares of Zura entitled to vote thereon, voting together as a single class.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	whether voting rights are attached to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. if an application for an order for rectification of the register of members were made in respect of our shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Founder Shares

Founder Shares were outstanding JATT Class B Ordinary Shares that automatically converted into Zura Class A Ordinary Shares at the Closing on a one-for-one basis, subject to adjustment. The Founder Shares are henceforth identical to the other Zura Class A Ordinary Shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below and (ii) the Founder Shares are entitled to registration rights.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preference shares

Our MAA provide that preference shares may be issued from time to time in one or more series. Our Board of Directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors are able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A Ordinary Shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof, and do not expect to have any preference shares outstanding immediately following consummation of the Business Combination. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares were issued or registered in connection with the Business Combination.

Pre-Funded Warrants

As of August 29, 2024, we have 23,884,348 Pre-Funded Warrants outstanding, consisting of 3,782,000 2023 Pre-Funded Warrants, 16,102,348 2024 Pre-Funded Warrants and 4,000,000 pre-funded warrants issued to entities affiliated with Venrock Healthcare Capital Partners on August 21, 2024.

April 2023 Pre-Funded Warrants

On April 26, 2023, the Company entered into certain subscription agreements with certain individual and institutional accredited investors in connection with the sale by the Company of Class A Ordinary Shares and pre-funded warrants. Pursuant to the terms of the subscription agreements, each 2023 Pre-Funded Warrant was sold at a price of $4.249 per 2023 Pre-Funded Warrant. Each 2023 Pre-Funded Warrant has an exercise price of $0.001 per Class A Ordinary Share and is exercisable for one Class A Ordinary Share at any time or times on or after April 26, 2023 until exercised in full. The 2023 Pre-Funded Warrants and the Class A Ordinary Shares issuable upon exercise of the 2023 Pre-Funded Warrants rely on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

April 2024 Pre-Funded Warrants

On April 18, 2024, the Company entered into certain subscription agreements with certain individual and institutional accredited investors in connection with the sale by the Company of Class A Ordinary Shares, par value $0.0001 per share and 2024 Pre-Funded Warrants. Pursuant to the terms of the subscription agreements, each 2024 Pre-Funded Warrant was sold at a price of $3.107 per 2024 Pre-Funded Warrant. Each 2024 Pre-Funded Warrant has an exercise price of $0.001 per Class A Ordinary Share and is exercisable for one Company’s Class A Ordinary Share at any time or times on or after April 22, 2024 until exercised in full. The 2024 Pre-Funded Warrants and the Class A Ordinary Shares issuable upon exercise of the 2024 Pre-Funded Warrants rely on the exemptions from registration provided by Regulation D promulgated thereunder, for transactions not involving a public offering.

Registration Rights

March 2023 A&R Registration Rights Agreement

On March 20, 2023, in connection with and effective upon the consummation of the Business Combination, Zura, the Sponsor and certain other parties entered into the A&R Registration Rights Agreement at the Closing, pursuant to which they agreed to register for resale certain Class A Ordinary Shares and other equity securities that are held by parties thereto from time to time. The A&R Registration Rights Agreement includes customary demand and piggyback registration rights. See the section titled “Certain Relationships and Related Party Transactions – A&R Registration Rights Agreement” elsewhere in this prospectus and the documents incorporated by reference herein.

With certain limited exceptions, certain of our Class A Ordinary Shares held by parties to the A&R Registration Rights Agreement are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

April 2023 Private Placement

Under the terms of the subscription agreements entered into with the investors (the “2023 Subscribers”) in the April 2023 Private Placement (the “2023 PIPE Subscription Agreements”), the Company agreed to prepare and file, within 45 days after the closing of the April 2023 Private Placement (the “2023 Filing Deadline”), one or more registration statements (each a “2023 PIPE Registration Statement”) with the SEC to register for resale the Class A Ordinary Shares (the “2023 PIPE Shares”) issued under the 2023 PIPE Subscription Agreements and the Class A Ordinary Shares issuable upon exercise of the 2023 Pre-Funded Warrants (the “2023 Warrant Shares”) issued pursuant to the 2023 PIPE Subscription Agreements, and to cause the applicable 2023 PIPE Registration Statement(s) to become effective within a specified period after the 2023 Filing Deadline. The Company also agreed to use its best efforts to keep such 2023 PIPE Registration Statement effective until the earlier of (i) the date all 2023 PIPE Shares and 2023 Warrant Shares held by or issuable to a 2023 Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2023 PIPE Shares and 2023 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2023 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2023 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2023 PIPE Subscription Agreements), if applicable). The Company filed the 2023 PIPE Registration Statement and it was declared effective by the SEC on September 14, 2023.

April 2024 Private Placement

We have filed the registration statement for which this prospectus is a part pursuant to the terms of the subscription agreements entered into with the investors (the “2024 Subscribers”) in the April 2024 Private Placement (the “2024 PIPE Subscription Agreements”), which provides that the Company prepare and file, within 35 days after the closing of the April 2024 Private Placement (the “2024 Filing Deadline”), one or more registration statements (each a “2024 PIPE Registration Statement”) with the SEC to register for resale the Class A Ordinary Shares (the “2024 PIPE Shares”) issued under the 2024 PIPE Subscription Agreements and the Class A Ordinary Shares issuable upon exercise of the 2024 Pre-Funded Warrants (the “2024 Warrant Shares”) issued pursuant to the 2024 PIPE Subscription Agreements, and to cause the applicable 2024 PIPE Registration Statement(s) to become effective within a specified period after the 2024 Filing Deadline. The Company also agreed to use its best efforts to keep such 2024 PIPE Registration Statement effective until the earlier of (i) the date all 2024 PIPE Shares and 2024 Warrant Shares held by or issuable to a 2024 Subscriber may be sold under Rule 144 (“Rule 144”) promulgated under the Securities Act without being subject to any volume or manner of sale requirements, (ii) the date on which all 2024 PIPE Shares and 2024 Warrant Shares have actually been sold pursuant to Rule 144 or pursuant to the 2024 PIPE Registration Statement and (iii) the date which is two years from the date that the initial 2024 PIPE Registration Statement is declared effective (or any Additional Effectiveness Date (as defined in the 2024 PIPE Subscription Agreements), if applicable).

Dividends

We have not paid any cash dividends on our shares to date and do not expect to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our ability to comply with relevant legal requirements as well as our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Zura Board. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A Ordinary Shares and the Warrant Agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Our Securities

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “ZURA”.

Extraordinary General Meetings of Shareholders

Our MAA provide that the directors, the chief executive officer or the chairman of the Board of Directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than 10% cent in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our MAA provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for election as directors at our annual general meeting, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not less than 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if we did not hold an annual general meeting in the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by our Board of Directors with such deadline being a reasonable time before we begin to print and send the related proxy materials. Our MAA also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Authorized but Unissued Shares

Our authorized but unissued Zura Class A Ordinary Shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Zura Class A Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

PLAN OF DISTRIBUTION

This prospectus relates to the resale from time to time by the Selling Securityholders of up to 41,596,750 Class A Ordinary Shares of Zura (consisting of (i) 20,090,128 Class A Ordinary Shares that are issued and outstanding, (ii) 16,102,348 Class A Ordinary Shares underlying 2024 Pre-Funded Warrants and issuable upon exercise of the 2024 Pre-Funded Warrants and (iii) 5,404,274 Class A Ordinary Shares registered pursuant to the A&R Registration Rights Agreement. See “Use of Proceeds.”

We could receive up to an aggregate of $16,102 if all of the 2024 Pre-Funded Warrants are exercised for cash. Our 2024 Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Pre-Funded Warrants. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.

We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Securityholders. We are required to pay all fees and expenses incident to the registration of the Class A Ordinary Shares to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Class A Ordinary Shares.

Once issued and upon effectiveness of the Registration Statement of which this prospectus forms a part, the Class A Ordinary Shares beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders includes donees, pledgees, transferees or other successors in interest selling Class A Ordinary Shares received after the date of this prospectus from a Selling Securityholders as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. The Selling Securityholders and any of its permitted transferees may sell their Class A Ordinary Shares offered by this prospectus on any stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions.

The Selling Securityholders may use any one or more of the following methods when selling the Class A Ordinary Shares offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	through trading plans entered into by a Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with underwriters or broker-dealers to sell a specified number of the shares at a stipulated per share price;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Ordinary Shares to its members, partners or shareholders pursuant to the Registration Statement of which this prospectus forms a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Class A Ordinary Shares acquired in the distribution.

The Selling Securityholders also may transfer the Registrable Securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell Registrable Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.

To the extent required, the Registrable Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.

In connection with the sale of the Registrable Securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholders may also sell the Registrable Securities short and deliver these Class A Ordinary Shares to close out their short positions, or loan or pledge the Registrable Securities to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the Class A Ordinary Shares covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those Class A Ordinary Shares may be underwriting discounts and commissions under the Securities Act (it being understood that the Selling Securityholders named herein shall not be deemed to be an underwriter solely as a result of its participation in this offering).

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act, as set forth in the 2024 PIPE Subscription Agreements.

In order to comply with the securities laws of certain states, if applicable, the Class A Ordinary Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A Ordinary Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Cooley LLP, New York, New York. Ogier (Cayman) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the Class A Ordinary Shares and matters of Cayman Islands law.

EXPERTS

The financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by WithumSmith+Brown, PC (“Withum”), independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.zurabio.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Our website address is www.zurabio.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and extraordinary shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 9, 2024, and amended by Amendment No. 1 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024, and June 30, 2024, filed with the SEC on August 13, 2024;

•	our Current Reports on Form 8-K filed with the SEC on April 23, 2024, July 12, 2024, July 25, 2024, August 9, 2024 and August 21, 2024 and Current Report on Form 8-K/A filed with the SEC on July 2, 2024; and

•	the description of securities contained in our Registration Statement on Form 8-A filed on July 13, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items), prior to the termination of this offering, including all such documents we may file after the date of the initial Registration Statement of which this prospectus forms a part and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Zura Bio Limited

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

Attn: General Counsel

(702) 825-9872

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

	Amount
SEC registration fee	$34,505	*
Accountants’ fees and expenses	$25,000
Legal fees and expenses	$100,000
Printing fees	$125,000
Miscellaneous	5,000
Total expenses	$289,505

*	Previously paid.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of Ordinary Shares covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the securities with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime. The MAA provide for indemnification of our current and former officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We have entered into indemnification agreements with each of our officers and directors a form of which is filed as Exhibit 10.4 to our registration statement on Form S-1 that was declared effective by the SEC on July 13, 2021. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Effective immediately upon the consummation of the Business Combination, the Company entered into indemnification agreements with each of the newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the laws of the Cayman Islands and our Second Amended and Restated Memorandum and Articles of Association.

Item 16. Exhibits and Financial Statements Schedules

Exhibit	Description

2.1#	Business Combination Agreement, dated as of June 16, 2022, by and among JATT, Merger Sub, Merger Sub 2, Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on June 17, 2022).

2.2	First Amendment dated as of September 20, 2022 to the Business Combination Agreement by and among JATT, Merger Sub, Merger Sub 2 and Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.2 of JATT’s Form S-4/A (File No. 333-267005), filed with the SEC on October 25, 2022).

2.3	Second Amendment dated as of November 14, 2022 to the Business Combination Agreement by and among JATT, Merger Sub, Merger Sub 2, Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.2 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on November 15, 2022).

2.4	Third Amendment dated as of January 13, 2023 to the Business Combination Agreement by and among JATT, Merger Sub, Merger Sub 2, Holdco and Zura Bio Limited (incorporated by reference to Exhibit 2.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on January 19, 2023).

3.1	Second Amended and Restated Memorandum and Articles of Association of Zura Bio Limited (incorporated by reference to Exhibit 3.1 to Zura’s Form 8-K (File No. 001-40598), filed with the SEC on March 24, 2023).

4.1	Specimen Share Certificate of Zura (incorporated by reference to Exhibit 4.5 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).

4.2	Form of 2023 Pre-Funded Warrant to Purchase Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2023).

4.3	Form of 2024 Pre-Funded Warrant to Purchase Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Issuer with the SEC on April 22, 2024).

5.1	Opinion of Ogier (Cayman) LLP regarding the validity of the securities (incorporated by reference to Exhibit 5.1 to the Form S-1 (File No. 333-279719) filed by the Company with the SEC on May 24, 2024).

10.1	Amended and Restated Registration Rights Agreement dated March 20, 2023, by and among the Company, the Sponsor and the parties thereto (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (File No. 001-40598) filed with the SEC on March 24, 2023).

10.2	Form of Subscription Agreement by and among Zura Bio Limited and the other parties signatories thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on May 3, 2023).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Issuer with the SEC on April 22, 2024).

10.4	Amendment to Warrant Agreement, by and between Zura Bio Limited and Continental Stock Transfer & Trust Company, dated August 12, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2024).

10.5	Share Surrender and Warrant Agreement, dated as of August 15, 2024, by and among the Company and certain investors party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2024.

Exhibit	Description

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Zura.

23.2	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-279719) filed with the SEC on May 24, 2024).

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statemen ton Form S-1 (File No. 333-279719) filed by the Issuer with the SEC on May 24, 2024).

*	Filed herewith.

**	Portions of this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of September, 2024.

Zura Bio Limited

By:	/s/ Robert Lisicki
Name: Robert Lisicki
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Lisicki	Chief Executive Officer and Director	September 5, 2024
Robert Lisicki	(Principal Executive Officer)

/s/ Verender S. Badial	Chief Financial Officer	September 5, 2024
Verender S. Badial	(Principal Financial and Accounting Officer)

/s/ Amit Munshi	Chairman of the Board	September 5, 2024
Amit Munshi

/s/ Sandeep Kulkarni	Director	September 5, 2024
Sandeep Kulkarni

/s/ Arnout Ploos van Amstel	Director	September 5, 2024
Arnout Ploos van Amstel

/s/ Steve Schoch	Director	September 5, 2024
Steve Schoch

/s/ Jennifer Jarrett	Director	September 5, 2024
Jennifer Jarrett

/s/ Neil Graham	Director	September 5, 2024
Neil Graham

/s/ Someit Sidhu, MD	Director	September 5, 2024
Someit Sidhu, MD

/s/ Parvinder Thiara	Director	September 5, 2024
Parvinder Thiara

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zura Bio Limited has signed this Post-Effective Amendment on the 5th day of September, 2024.

Zura Bio Limited

By:	/s/ Robert Lisicki
Name: Robert Lisicki
Title: Chief Executive Officer